                                                                   EXHIBIT 10.29
                                   AGREEMENT

                 This Agreement ("Agreement"), is entered into by and between Charles B. McCarthy, Jr. ("CBM"), an individual, and Southern California Edison Company ("Edison"), a corporation.

                 In consideration of the covenants undertaken and the releases contained in this Agreement and of CBM's more than 23 years of valued service to Edison, CBM on the one hand, and Edison on the other hand, agree as follows:

                 1. CBM shall irrevocably resign from his position as Senior Vice President of Edison and terminate his employment with Edison by executing the resignation letter attached hereto as Exhibit A and incorporated herein by reference. CBM's resignation from, and termination of employment with, Edison shall be effective, at CBM's option, on any date on or after the date this Agreement is signed, provided that such resignation and termination shall be effective no later than December 31, 1993.

                 2. CBM's 1993 Executive Incentive Compensation Award shall be payable on the effective date of his resignation and termination of employment (hereinafter, "Termination Date") and shall be calculated as 80% his maximum potential award, prorated for his 1993 time as an employee of Edison. By way of example and without limitation or warranty, if CBM's Termination Date were December 31, 1993, his 1993 bonus would be the product of $226,000 (annual base salary) times .45 (maximum potential award factor) times .8 (80%) times 12/12 (fraction of 1993 worked), which would equal $81,360.

                 3. CBM shall receive benefits under the Involuntary Severance Plan for Management and Administrative Employees established by Edison effective August 11, 1993 (the "1993 Severance Plan"). The benefits available under the 1993 Severance Plan are described in the relevant plan document. CBM will execute the document entitled Severance Agreement and Release for Employees Electing Special Retirement Window Option (the "Special Retirement Window Release") and will be considered to have elected the following benefits under or in conjunction with the 1993 Severance Plan:

                          a. "Basic Severance" pay equal to 4 weeks base pay plus 1 week of base pay for each year of service (assuming a December 31, 1993, Termination Date, CBM's Basic Severance payment should be approximately $119,500);

                          b. "Special Retirement Window" benefits, beginning on termination (assuming a December 31, 1993, Termination Date, and given that CBM will be age 53 and will have 23 years of service at termination, CBM's monthly retirement benefit under the Special Retirement Window would commence January 1, 1994, and should be approximately $3,921); and





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                          c.      "Retiree Health Care Benefits" on the same
basis as other Edison employees retiring in 1993.

                 4. In addition to the Basic Severance paid under the 1993 Severance Plan, Edison shall pay to CBM the sum of $106,500 within 2 weeks following the date which is six months after CBM's Termination Date. CBM understands and agrees that such payment shall be subject to tax withholding.

                 5.       Upon execution of this Agreement:

                          a. CBM shall become the owner of the personal computers and related equipment Edison provided to him for his use at his residence, and CBM shall become the owner of the current automobile and car phone Edison provided to him. The automobile and the equipment shall be transferred to CBM free of all liens and with clear title. Edison will do the necessary paperwork to transfer ownership of each of these items of personal property to CBM. CBM understands and agrees that the value of such items are subject to treatment as imputed income and can result in tax withholdings.

                          b. CBM shall be entitled to out-placement consulting services, which services shall be rendered to CBM on a one-on-one basis. Edison shall pay for such out-placement consulting services provided to CBM on or before the second anniversary of his Termination Date. The total





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         cost to Edison for out-placement services provided to CBM under this
         Paragraph 5b of this Agreement and under Paragraph 3 of the Special Retirement Window Release shall not exceed $45,000.

                 6. CBM and Edison expressly agree that, except to the extent this Agreement imposes obligations upon the parties, this Agreement shall never, at any time, for any purpose whatsoever, be considered as an admission of liability or responsibility of the parties or any of them. Moreover, neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by Edison, SCEcorp or any of SCEcorp's other subsidiaries or affiliates of any violation of its or their policies or procedures, or of state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce this Agreement. Such introduction shall be pursuant to an order protecting the confidentiality of this Agreement.

                 7. Edison may withhold from any compensation or benefits payable under this Agreement all federal, state and other taxes as shall be required pursuant to any law or governmental regulation or ruling. CBM agrees that he shall be exclusively liable for the payment of all federal and state taxes which may be due from him as the result of the consideration received from Edison herein, and as fees as set forth in paragraph 19 hereof.





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                 8.       CBM shall be granted no further options to purchase
shares of common stock in Edison's parent company, SCEcorp. Those stock options presently held by him (whether presently vested or presently nonvested) shall become fully vested on CBM's Termination Date and shall be fully exercisable for their full terms, as provided in the instruments granting such options.

                 9. In addition to the Special Retirement Window benefits paid to CBM in conjunction with the 1993 Severance Plan, CBM shall receive certain benefits under the Executive Retirement Plan ("ERP"). With respect to CBM's benefits under the ERP, the parties understand and agree as follows:

                          a. CBM or his surviving spouse have the absolute and unconditional right to receive benefits under the ERP;

                          b.      CBM shall begin receiving benefits under the
ERP upon reaching age 55;

                          c. Edison will calculate CBM's monthly pension benefit under the ERP using the current Executive Incentive Compensation Award factor and applying the following "factors" --





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                                  (1)      His monthly pension benefit shall be
                 determined as if CBM were 58-years-old when his employment with Edison ended; and

                                  (2) His monthly pension benefit shall be calculated as if CBM had worked 25 years for Edison when his employment ended.

                          d. Based upon the above and various other assumptions, and without warranty, Edison calculates that the total monthly pension benefit payment to CBM under the ERP upon his attaining age 55 will commence on September 1, 1995, in accordance with plan practice and will be approximately $5,095, such that CBM's monthly pension benefits under the ERP ($5,095) and the Special Retirement Window provided in conjunction with the 1993 Severance Plan ($3,921) will total $9,016;

                          e. Whether CBM dies before or after attaining age 55, his surviving spouse will receive a 50% survivor annuity under the ERP beginning at his death and calculated in the same manner as set forth in this paragraph; a survivor annuity will be provided under the Special Retirement Window to the extent provided under the Edison Retirement Plan document.





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                 10.      CBM hereby irrevocably elects the Executive
Supplemental Retirement Income Plan option. Beginning when he reaches age 55, CBM will receive benefits under the Executive Supplemental Retirement Income Plan and the amount of these benefits (payable for 120 months, commencing September 1, 1995, in accordance with plan practice) would be determined by assuming that CBM was 58 years old when his employment with Edison ended.
Based on the above, and various other assumptions, and without warranty, Edison calculates that the monthly payments under the Executive Supplemental Retirement Income Plan will be approximately $2,336.25.

                 11. CBM will receive benefits under the 1985 (non-ERISA) Deferred Compensation Plan. With respect to benefits under such Plan, and subject to the rights reserved to the Edison Board under the Plan to amend or terminate the Plan, the parties understand and agree as follows:

                          a. CBM, his surviving spouse and/or his estate or designee have the absolute and unconditional right to receive benefits under such Plan in accordance with its terms;

                          b. While monthly benefit payments under such Plan would ordinarily commence on retirement, CBM has requested that such commencement be deferred until CBM reaches age 60; in response to this request, Edison has





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         agreed that such commencement will be deferred until CBM reaches age
         55 and that, as soon as practicable in 1994, Edison will, in good faith, make a decision on CBM's request for a further deferral until CBM reaches age 60; if the deferral to age 60 is granted, CBM shall be entitled to decline such deferral and to begin receiving benefit payments at age 55 if in his opinion, the conditions on the deferral are not in his best interest.

                          c. Based upon present actuarial assumptions, but without warranty, Edison calculates that (assuming payments commence when CBM reaches age 55) payments under the Plan will be $7,010.00 per month for 180 months.

                 12. Beginning at age 55, and effective September 1, 1995 in accordance with plan practice, CBM will commence to receive payments due under the 1981A, 1981B and Annual Deferred Compensation Plans, if any. Moreover, if CBM has a right as a former employee and retiree to receive any other benefits under Edison benefit plans not described herein (by way of example and not by way of limitation or warrantee, plans such as the Stock Savings Plus Plan), CBM and his beneficiaries continue to have the right to such other benefits in accordance with the terms of the respective plans.





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                 13.      With respect to CBM's employment by and/or business
dealings with third parties to this Agreement, the parties understand and agree as follows:

                          a. CBM agrees that, except as provided in subparagraph 13.b., below, he will not, for a period of twelve 12 months commencing on his Termination Date, directly or indirectly own an interest in, operate, join, control, or participate in, render services to or be connected as an officer, employee, agent, independent contractor, partner, shareholder, or principal of any corporation, partnership, proprietorship, firm, association, person, or other entity which is directly or indirectly engaged in any of the following business activities --

                                  (1)      Electrical generation, distribution
                         or transmission; or

                                  (2)      Provision of energy or energy
                         efficiency services;

                          b. The limitations in subparagraph 13.a., above, shall not apply if --

                                  (1)      Edison's CEO is advised in advance
                          of, and expressly consents in writing to, CBM's actions; or





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                                  (2)      such business entity is an
                 investor-owned or municipal utility which has no involvement with any business activity that directly competes with Edison, SCEcorp or any of SCEcorp's other subsidiaries or affiliates;

                                  (3)      It shall not be a violation of this
                 Agreement for CBM to have investments in publicly traded mutual funds regardless of the stocks or investments which may be purchased or made by such fund or funds.

                          c. CBM agrees that, except as provided in subparagraph 13.d., below, he will not, for a period of twelve 12 months commencing on his Termination Date, directly or indirectly, own an interest in, operate, join, control, or participate in, render services to or be connected as an officer, employee, agent, independent contractor, partner, shareholder, or principal of any corporation, partnership, proprietorship, firm, association, person, or other entity which has or is considering any direct or indirect business relationship with, Edison, SCEcorp or any of SCEcorp's other subsidiaries or affiliates;

                          d. The limitations in subparagraph 13.c., above, shall not apply if --





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                                  (1)      Edison's CEO is advised in advance
                 of, and expressly consents in writing to, CBM's actions; or

                                  (2)      if such business entity's only
                 business relationship with Edison, SCEcorp or any of their subsidiaries or affiliates is --

                                        (a)     as a utility customer of
                          Edison; or

                                        (b)     a supplier of equipment or
                          services to Edison, SCEcorp or any of SCEcorp's other subsidiaries or affiliates, and CBM is not involved in, and his compensation is not related to, that entity's business relationship with Edison, SCEcorp or any of SCEcorp's other subsidiaries or affiliates.

                 14. CBM acknowledges that he is in possession of confidential trade secret and business information not publicly available concerning Edison, SCEcorp and SCEcorp's other subsidiaries and affiliates.
CBM specifically agrees that he will not at any time, in any fashion, form, or manner, use or divulge, disclose or communicate to any person, firm, or corporation, in any manner whatsoever, any such confidential information concerning any matters affecting or relating to the business of Edison, SCEcorp or any of SCEcorp's other subsidiaries or affiliates.





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                 15.      This Agreement shall be administered by Edison, which
shall have the general responsibility of reasonably interpreting this Agreement. Any controversy or claim arising out of or relating to this Agreement or breach thereof which cannot be resolved by the parties shall be settled by arbitration to be held in the County of Los Angeles in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties shall equally divide the arbitrator's fee. The prevailing party shall be entitled to recover its one-half share of the arbitrator's fee from the non-prevailing party as a component of his or its costs pursuant to Paragraph 32, below.

                 16. This Agreement shall be binding upon any successor in interest of Edison. Neither this Agreement nor any right or interest hereunder shall be assignable by CBM without Edison's prior written consent which consent shall not be unreasonably withheld. Nothing herein shall restrict CBM's right to designate beneficiaries under any of the plans in which he is a participant, provided such designations are not prohibited by the applicable plan documents and are otherwise lawful, or to transfer rights to income to any trust or other entity which he may establish for estate planning purposes. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to





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execution, attachment, levy, or similar process or assignment by operation of law, and any attempt to effect such action shall be null, void and of no effect.

                 17. No provision of this Agreement may be amended, modified or waived except by written agreement signed by the parties hereto.

                 18. CBM acknowledges and understands that the confidentiality of this Agreement is of the utmost concern to Edison and that this Agreement would not have been entered into by Edison without his promise to keep such matter confidential. Accordingly, CBM agrees that, except to the extent disclosure is required by law, the terms and conditions of this Agreement and the Agreement document itself shall remain confidential as between the parties and he shall not disclose them to any other person, other than his wife, immediate family members, legal advisor and/or other professional personal advisors, who shall also be advised of its confidentiality and who shall agree to be bound by this confidentiality agreement. Said confidentiality provision in this Paragraph 18 of this Agreement is in no way limited by the confidentiality provision set forth in Paragraph 7 of the Special Retirement Window Release.

                 19. Subject to the exceptions set forth in its by-laws, Edison agrees to indemnify CBM for any and all expenses actually and reasonably incurred by CBM in the defense,





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settlement or satisfaction of any judgment arising from any threatened or actual claim, issue or matter, the basis for which is in any way related to CBM's position as an employee of Edison. Said indemnification shall inure to the benefit of CBM's heirs, executors and administrators.

                 20. As consideration for this Agreement, and in particular paragraphs 13 and 14 hereto, Edison shall pay to CBM on his Termination Date the sum of $25,000 as a retainer fee for CBM to remain available for a period of 12 months following his Termination Date to provide, upon request by Edison's CEO, information and assistance to Edison with respect to any matters handled by CBM or with which he became familiar while he was employed by Edison. CBM agrees to make himself available to provide such information and assistance at reasonable times not to exceed 25 hours per
month.   Edison agrees to reimburse CBM for any expenses reasonably incurred by him and, in addition to the retainer fee, to compensate CBM at the rate of $150.00 per hour for the time he actually expends in providing such assistance and/or information. CBM shall submit written statements accounting for his time and expenses on a monthly basis, and Edison will reimburse CBM for these expenses within 2 weeks after each submittal.

                 21. Except for obligations granted by or arising out of this Agreement, and Edison's retirement, deferred compensation, stock options, savings and/or ownership and welfare





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benefit plans, CBM, on his own behalf, and on behalf of his descendants, dependents, heirs, executors, administrators, assigns and successors, as such, does hereby covenant not to sue and acknowledges complete satisfaction of and hereby releases, absolves and discharges Edison and its parent, successors and assigns, subsidiaries, divisions and affiliated corporations, past and present (including without limitation Edison's parent, SCEcorp), and their trustees, directors, officers, shareholders, agents, attorneys, insurers and employees, past and present, and each of them, as such (hereinafter in paragraphs 21 and 22 of this Agreement collectively referred to as "Edison Releasees") with respect to and from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, without any exception whatsoever, which CBM now owns or holds or has at any time heretofore owned or held, as against said Edison Releasees, or any of them, including specifically, but not exclusively, and without limiting the generality of the foregoing, and without any exception whatsoever, any and all claims, demands, agreements, obligations and causes of action, known or unknown, suspected or unsuspected, by CBM arising out of or in any way concerning the events and/or circumstances surrounding his employment with Edison or separation therefrom. Said release in this Paragraph 21 of this Agreement is in no way limited by the release set forth in Paragraph 4 of the Special Retirement Window Release.





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                 22.      CBM understands and expressly agrees that the Release
given by him in paragraph 21, above, without any exception whatsoever, extends to all claims, injuries, damages or losses to his person and property, whether known, unknown, foreseen, patent or latent, which he may have against the Edison Releasees or any of them. CBM specifically and expressly waives all his rights under SECTION 1542 of THE CALIFORNIA CIVIL CODE which provides as follows:

                 "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Said waiver in this Paragraph 22 of this Agreement is in no way limited by the waiver set forth in Paragraph 5 of the Special Retirement Window Release.

                 23. CBM expressly acknowledges and agrees that, by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. CBM further expressly acknowledges and agrees that:

                          a. In return for this Agreement, he will receive compensation beyond that which he was already entitled to receive before entering into this Agreement;





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                          b.      He is hereby advised in writing by this
         Agreement to consult with an attorney before signing this Agreement;

                          c. He was given a copy of this Agreement on November 5, 1993, and informed that he had 45 days within which to consider the Agreement and voluntarily executed this Agreement before expiration of that 45-day period; and

                          d. He was informed that he has seven days following the date of execution of the Agreement in which to revoke the Agreement.

                 24. Except for obligations granted by or arising out of this Agreement and except for the provisos contained in Paragraph 26, below, Edison, on its own behalf, and on behalf of its successors and assigns, parent, subsidiaries, divisions and affiliated corporations, past and present and each of them, (hereinafter in Paragraphs 24 through 26 of this Agreement collectively referred to as "Releasors"), do hereby covenant not to sue and acknowledge complete satisfaction of and hereby release, absolve and discharge CBM and his descendants, dependents, heirs, executors, administrators, agents, attorneys, assigns and successors, and each of them, as such ("CBM Releasees") with respect to and from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, attorneys' fees,





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damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, without any exception whatsoever, which Releasors now own or hold or have at any time heretofore owned or held as against CBM arising out of or in any way concerning the events and/or circumstances surrounding CBM's employment with Edison or separation therefrom.

                 25. Edison understands and expressly agrees that the Release given by the Releasors in paragraph 24, above, extends to all claims, injuries, damages or losses to their person and property which are referred in paragraph 24. Edison specifically and expressly waives all of its rights under
SECTION 1542 of THE CALIFORNIA CIVIL CODE which provides as follows:

                 "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                 26. The Release given by the Releasors in paragraphs 24 and 25 does not cover or extend to any claims, suits, causes of action, and liabilities for:

                                        i)       profits made by CBM from the
purchase or sale by CBM of securities of Edison or SCEcorp pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;





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                                        ii)      conduct by CBM for which
indemnity is expressly prohibited by Section 317 of the General Corporation Law of California (the "Law");

                                        iii)     breach of duty owed by CBM to
Edison, SCEcorp or their shareholders --

                          a. for acts or omissions involving intentional misconduct or knowing and culpable violation of law;

                          b. for acts or omissions that CBM believed to be contrary to the best interests of Edison, SCEcorp or their shareholders or that involved the absence of good faith on the part of CBM as a director or officer;

                          c. for any transaction from which CBM derived an improper personal benefit;

                          d. for acts or omissions that show a reckless disregard for CBM's duty to Edison or SCEcorp or their shareholders in circumstances in which as a director or officer CBM was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to Edison, SCEcorp or their shareholders;

                          e. for acts or omissions that constitute an unexcused pattern of inattention that amounts to an





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         abdication of CBM's duties to Edison, SCEcorp or their shareholders;
and

                          f.      for costs, charges, expenses, liabilities,
and losses arising under Section 310 or 316 of the Law.

                 27. This Agreement shall be deemed to have been entered into in the State of California and all questions concerning the validity, interpretation or performance of any of its terms or provisions, or of any rights or obligations of the parties hereto, shall be governed and resolved in accordance with the laws of the state of California. Furthermore, no provision of this Agreement is to be interpreted for or against either party because that party, or his legal representative, drafted such provision.

                 28. CBM represents and agrees that he has carefully read and understands this Agreement, and agrees that neither Edison nor any officer, agent or employee of Edison, SCEcorp or any other subsidiary of SCEcorp has made any representations other than those contained herein or in the Special Retirement Window Release. Edison agrees that neither CBM nor any of his representatives has made any representations other than those contained herein. Further CBM and Edison expressly agree that they have entered into this Agreement freely and voluntarily and without pressure or coercion from the other or from their respective officers, agents, employees, or anyone else acting on





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their behalf.  CBM further expressly agrees that prior to the execution of this
Agreement, he was advised to seek independent legal advice concerning the terms, conditions and effect of this Agreement, and that he sought such advice from Harris Kershnar of Wallin & Klarich who reviewed and proposed changes to this Agreement.

                 29. CBM and Edison represent and agree that this Agreement and the Special Retirement Window Release contain the entire agreement and understanding between the parties hereto concerning CBM's employment with and separation of employment from Edison, and other subject matters addressed herein. CBM and Edison further represent and agree that this Agreement and the Special Retirement Window Release supersede and replace all prior negotiations and agreements, proposed or otherwise, whether written or oral, concerning the subject matter hereof and that this is an integrated agreement, the terms of which are contractual in nature and not a mere recital. This Agreement is deemed to have been executed at the same time as or after the Special Retirement Window Release is executed and, thus, shall not be superseded pursuant to Paragraph 11 of such Special Retirement Window Release. The Special Retirement Window Release shall not restrict CBM's right to receive benefits, or other rights, provided in this Agreement.

                 30. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not





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affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications, and to this extent, the provisions of this Agreement are declared to be severable.

                 31. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the original for any purpose.

                 32. In the event that there is an adversarial proceeding, or proceedings as referenced in Paragraph 15 above, arising out of the subject matter of this Agreement or the breach or alleged breach of this Agreement, or to enforce or interpret this Agreement, the prevailing party shall recover against the other party reasonable attorneys' fees, expenses and costs incurred in connection with such proceedings.

                 33. Approval by the Compensation Committees of the Boards is a condition precedent to this Agreement's being effective. The CEO and Chairman of the Boards of Edison and





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SCEcorp have recommended, and the Compensation Committees have given, such approval, as evidenced by the execution of this Agreement on behalf of Edison.

                 IN WITNESS WHEREOF, CBM and Edison have executed this Agreement on the dates opposite their signatures.

                 I declare under penalty of perjury under the laws of the State of California that I have carefully read the foregoing Agreement and know and fully understand the terms and contents thereof and I accept and agree to the provisions it contains and hereby execute it voluntarily and as my own free act with full understanding of its consequences.

DATED:     12/20/93                                Charles B. McCarthy, Jr.
                                                   ------------------------
                                                   Charles B. McCarthy, Jr.
at Yorba Linda, California





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
                 I warrant and represent that I have the authority to execute this Agreement on behalf of Edison.

                                        SOUTHERN CALIFORNIA EDISON
                                        COMPANY



DATED:      12/20/93                    By     John E. Bryson
            at Rosemead, California        ----------------------------
                                               John E. Bryson
                                           Chairman and Chief Executive
                                           Officer

APPROVED AS TO FORM:


Harris E . Kershnar
- -------------------------
Harris E. Kershnar
Attorney for
Charles B. McCarthy, Jr.


Gordon E. Krischer
- -------------------------
Gordon E. Krischer
Attorney for Southern
California Edison Company





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
                 I have carefully read the foregoing Agreement and I know and fully understand the terms and contents thereof. I understand, that California is a community property state and to the extent I now or in the future may have any right, title or interest in anything released, bargained for, received, or agreed to, in the Agreement, I hereby expressly agree to be completely bound by all provisions of the Agreement. I have signed this statement as my own free act.

DATE:   12/20/93
     ------------------                        Anita G. McCarthy
at Yorba Linda, California                 --------------------------
                                               Anita G. McCarthy

WITNESSED BY:

DATE:   12/20/93                                 M. D. McDonald
     ------------------                    --------------------------

                                   EXHIBIT A


Southern California Edison Company
P.O. Box 800
2244 Walnut Grove Avenue
Rosemead, California 91770


                 Re:      Resignation



                 This is to advise you that effective December 31, 1993, I hereby irrevocably and voluntarily resign my position as Senior Vice President of Southern California Edison Company ("Edison"), and as an employee in any other capacity with Edison, and will not seek reemployment with Edison, SCEcorp or any of SCEcorp's other subsidiaries or affiliates.

                                Sincerely yours,


                                Charles B. McCarthy, Jr.
                                -------------------------------
                                Charles B. McCarthy, Jr.



NAME:    Charles B. McCarthy, Jr.

SS#:     ###-##-####





AGREED TO AND ACCEPTED BY


Kenneth S. Stewart                                 DATE:   12/21/93
- --------------------------                               -------------




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